EXHIBIT 28.2
                                                 ------------

              ANNUAL STATEMENT AS TO COMPLIANCE
                   UCFC FUNDING CORPORATION
        MANUFACTURED HOUSING PASS-THROUGH CERTIFICATES
        SERIES 1997-2, SERIES 1997-3 AND SERIES 1997-4

      In accordance with Section 3.11 of certain Pooling and Servicing Agreements relating to UCFC Funding Corporation Manufactured Housing Pass-Through Certificates, Series 1997-2, Series 1997-3 and Series 1997-4 for the year ended December 31,
1997 (the "Pooling and  Servicing Agreements"),  by and among
UCFC Funding Corporation, as depositor, United Companies Lending Corporation, as servicer (the "Servicer"), and Bankers Trust Company of California, N.A., as trustee, the undersigned officer of the Servicer does hereby certify as follows: (i) a review of the activities of the Servicer during 1997 and of performance under the Pooling and Servicing Agreement has been made under the undersigned officer's supervision; and (ii) to the best of such undersigned officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement for 1997.

     EXECUTED this 26th day of March, 1998.

                         /s/ C. GERON HARGON
                         ------------------------------------
                         C. Geron Hargon, President
                         United Companies Lending Corporation

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